Exhibit 99.1

CORRECTING and REPLACING iMergent Streamlines Sales Force and Operations

  Reports StoresOnline Express Successes at Initial Preview Sessions

   Maintains Customer Services and Engineering Teams While Reducing
              Staff Approximately 20% to Improve Margins

    Revises 2008 Revenue and Net Dollar Volume of Contracts Written
                               Guidance


    OREM, Utah--(BUSINESS WIRE)--Dec. 20, 2007--In BW5270 issued Dec. 20, 2007: Under "The Outlook, the Stock Repurchase Program and the Dividend" section of the press release, the correct number of shares repurchased since the program commencement in August 2006 is over 1,040,805 shares, not 1,400,805 as previously reported.

    The corrected release reads:

    IMERGENT STREAMLINES SALES FORCE AND OPERATIONS

    Reports StoresOnline Express Successes at Initial Preview Sessions

    Maintains Customer Services and Engineering Teams While Reducing Staff Approximately 20% to Improve Margins

    Revises 2008 Revenue and Net Dollar Volume of Contracts Written
Guidance

    iMergent Inc., (AMEX:IIG), a leading provider of eCommerce software for small businesses and entrepreneurs, announced the streamlining of its sales team and administrative functions to optimize the resources dedicated to launch StoresOnline(TM) Express and to drive StoresOnline Pro sales. As a result, the company expects to reduce operating expenses by approximately 15-20 percent and to incur an associated charge in the second fiscal quarter of less than $50,000.

    StoresOnline Express' Initial Successes

    Management also reported the initial statistics for the StoresOnline Express October and November preview sessions. Express workshops have experienced a higher percentage of buying units upgrading to the StoresOnline Pro software compared to close rates of 26 percent in the quarter ended September 30, 2007 and 25 percent for the quarter ended December 31, 2006. The company plans to offer StoresOnline Express at about 30 percent of all preview sessions by the end of January 2008 and at all preview sessions by the end of March 2008.

    The Vision

    "Over the past several years, iMergent's primary goal has been to aggressively grow sales of our flagship product StoresOnline Pro and become the leading provider of superior eCommerce software solutions," said Don Danks, CEO of iMergent. "With StoresOnline Express, we are expanding our core business to reach a greater audience, which requires new marketing tactics as well as new curriculum at the preview sessions. We are excited about our enhanced business model as StoresOnline Express buyers are now able to 'test drive' our software before attending workshops. The initial results of Express sales and higher Pro close rates have inspired us to expedite the roll out of the Express sales model."

    The Plan

    "The streamlining of our sales force is driven by the launch of StoresOnline Express. While reviewing our implementation plan, we determined we needed specific expert speakers and a smaller number of sales teams to roll out Express. Also, we intend to visit targeted markets less frequently than in the recent past to cultivate greater pent-up demand. Hence, we will need fewer speakers and have reduced the number of preview teams from 32 to approximately 18-20 and workshop teams from nine to six. Additionally, we have decreased the event and travel support staff and general administrative staff accordingly. The overall staff reduction is approximately 20 percent of our employee base, which is expected to deliver savings of approximately $1.0 million annually in addition to commissions associated with reduction of our sales force," continued Danks.

    "Our employees are extremely valuable to the company; therefore, this was a very difficult yet necessary action," said Brandon Lewis, iMergent's president and COO. "We have reaffirmed our commitment to StoresOnline merchants and preserved our customer service and engineering teams that support our customers today and build our future. Additionally, we will maintain our scalable infrastructure to support future hires, when appropriate. While a smaller sales base will lower our top-line expectations, we are confident this retrenchment will improve operating margins and the company's long-term potential to grow profitability."

    The Outlook, the Stock Repurchase Program and the Dividend

    Commenting on the company's outlook, CEO Don Danks continued, "We expect our actions will have a positive impact on iMergent's future bottom line. However, due to our streamlined sales force, lower than expected sales and our continued absence from California and North Carolina markets, we are revising our previously reported guidance of 10-15 percent increase over 2007. Fiscal 2008 expectations of revenues and net dollar volume of contracts written will decrease 15-20 percent over fiscal 2007 revenue of $151.6 million and net dollar volume of contracts written of $165.3 million. We remain committed to our continued growth and believe these changes will increase the volume of people activating websites and thereby increase recurring revenue as well as open potential new sales channel opportunities."

    "The market continues to grow, according to AMI-Partners, home-based businesses are expected to spend around $35 billion in 2008, up approximately 7 percent from 2007. We believe with a leaner infrastructure, iMergent is better positioned to build upon our core strengths, to advance our strategic vision and to deliver value to shareholders. At this point in time, the board has elected to continue to pay the quarterly cash dividend of $0.11 per share on the company's common stock. Additionally, from September 30, 2007 through December 19, 2007, the company has repurchased 220,800 shares for approximately $3.4 million, bringing the total shares purchased since the program commencement in August 2006 to over 1,040,805 shares for approximately $20.1 million. The company intends to maintain its policy of opportunistically repurchasing shares," Danks concluded.

    Please visit the Frequently Asked Questions section of iMergent's website, http://media.corporate-ir.net/media_files/irol/82/82078/streamliningfa q.pdf, for additional information on the company's streamlining efforts. (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)

    Safe Harbor Statement

    Statements made in this press release regarding iMergent's (i) streamlining of its sales team and administrative functions, (ii) streamlining having the effect of optimizing resources dedicated to launch StoresOnline(TM) Express and to drive StoresOnline Pro sales,
(iii) reducing operating expenses by approximately 15-20 percent and to incur an associated charge in the second fiscal quarter of less than $50,000, (iv) successfully introducing and selling StoresOnline Express, (v) Express workshops having and continuing to have an increase of buying units upgrading to the StoresOnline Pro software,
(vi) workshop close rates increasing and continuing to increase, (vii) StoresOnline Express expanding the core business of the Company and consequently reaching a greater audience, (ix) StoresOnline Express enhancing the business model of the Company, (x) StoresOnline Express buyers are able to "test drive" software before attending workshops,
(xi) streamlining of its sales force being driven by the launch of the StoresOnline Express business model, (xii) need to have specific expert speakers and a smaller number of sales teams to roll out Express, (xiii) preserving its customer service and engineering teams that support customers today and build future revenue and results,
(xiv) maintenance of its scalable infrastructure to support future hires, when appropriate, (xv) expectation that the smaller sales base will lower top-line expectations, (xvi) expectation that this retrenchment will improve operating margins and the company's long-term potential to grow profitability, (xvii) having decreased event staff, travel support staff and general administrative staff of approximately 20 percent delivering savings of approximately $1.0 million annually in addition to commissions associated with reduction of the sales force (xviii) actions having a positive impact on its future bottom line, (xix) expectations of revenues and net dollar volume of contracts written decreasing 15-20 percent over fiscal 2007 revenue of $151.6 million and net dollar volume of contracts written of $165.3 million, (xx) new business model increasing the volume of people activating websites and thereby increasing recurring revenue as well as opening potential new sales channel opportunities, (xxi) being better positioned to build upon its core strengths, to advance its strategic vision and to deliver value to its shareholders, (xxii) continued ability and determination to offer cash dividends (xxiii) anticipated effect of such cash dividend on the Company's liquidity,
(xxiv) ability to provide sufficient free cash flow to invest in future growth and fund the share repurchase program and pay dividends, and other statements that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors that affect iMergent's operations, please refer to the Company's Form 10-K for the year ended June 30, 2007 and its Form 10-Q for the quarterly period ended September 30, 2007. The Company undertakes no obligation to update this forward-looking information, except as required by law.

    About iMergent

    iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet. Headquartered in Orem, Utah, the company sells its proprietary StoresOnline software and training services, which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers site development, web hosting and marketing products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

    CONTACT: iMergent, Inc.
             Robert Lewis, CFO, 801-431-4695
             investor_relations@imergentinc.com
             or
             Lippert/Heilshorn & Associates
             Kirsten Chapman or Dahlia Bailey, 415-433-3777
             Investor Relations
             dbailey@lhai.com